                              3,500,000 SHARES(1)

                  THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT



BANCBOSTON ROBERTSON STEPHENS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
HAMBRECHT & QUIST LLC
THE ROBINSON-HUMPHREY COMPANY, LLC
  As Representatives of the several Underwriters
c/o BancBoston Robertson Stephens Inc.
555 California Street
Suite 2600
San Francisco, California 94104

Ladies/Gentlemen:

         The Profit Recovery Group International, Inc., a Georgia corporation (the "Company"), and certain shareholders of the Company named in Schedule B hereto (hereafter called the "Selling Shareholders") address you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters") and hereby confirm their respective agreements with the several Underwriters as follows:

         1. Description of Shares. The Company proposes to issue and sell 2,700,000 shares of its authorized and unissued Common Stock, no par value per share, to the several Underwriters. Certain Selling Shareholders, acting severally and not jointly, propose to sell an aggregate of 800,000 shares of the Company's authorized and outstanding Common Stock, no par value per share, to the several Underwriters. The 2,700,000 shares of Common Stock, no par value per share, of the Company to be sold by the Company are hereinafter called the "Company Shares" and the 800,000 shares of Common Stock, no par value per share, to be sold by certain of the Selling Shareholders are hereinafter called the "Selling Shareholder Shares." The Company Shares and the Selling Shareholder Shares are hereinafter collectively referred to as the "Firm Shares." The Company and certain Selling Shareholders also propose to grant, severally and not jointly, to the Underwriters an option to purchase up to 525,000 additional shares of the Company's Common Stock, no par value per share, (the "Option Shares"), as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock, no par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock."


----------------------
(1) Plus an option to purchase up to 525,000 additional shares from the Company and certain shareholders of the Company to cover over-allotments.

         2. Representations, Warranties and Agreements of the Company and the Shareholders.

         I. Each of the Company, John M. Cook and John M. Toma (John M. Cook and John M. Toma are collectively referred to as the "Shareholders"), jointly and severally, represent and warrant to and agrees with each Underwriter that:

                  (a) A registration statement on Form S-3 (File No. 333-67711) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus subject to completion (the "Preliminary Prospectuses"), including all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to you. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act.

                  If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if BancBoston Robertson Stephens Inc., on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if BancBoston Robertson Stephens Inc., on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); provided, however, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of BancBoston Robertson Stephens Inc., on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last

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provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of BancBoston Robertson Stephens Inc., on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph
(b) shall apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof.

                      The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to

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

be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                  (c) Each of the Company and its Subsidiaries (as defined below) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company directly or indirectly owns all of the outstanding capital stock of its Subsidiaries free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, except as disclosed in the Prospectus; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except any such proceeding which would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise; neither the Company nor any of its Subsidiaries is in violation of its respective charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness which has not otherwise been waived, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective properties may be bound which has not otherwise been waived; and neither the Company nor any of its Subsidiaries is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or over their respective properties of which it or they have knowledge. The Company does not own or control, directly or indirectly, any corporation, association or other entity or have any equity interest in any other entity other than those entities identified on Schedule C hereto. For purposes of this Agreement, the term "Subsidiary" shall mean the "U.S. Subsidiaries" and the "Foreign Subsidiaries," collectively; the term "U.S. Subsidiaries" shall mean any corporation, partnership or other entity in which the Company or any Subsidiary has a controlling interest and which is organized under the laws of any State or political subdivision of the U.S. and which conducts its principal business activities in the U.S.; and, the term "Foreign Subsidiaries" shall mean any corporation, partnership or other entity in which the Company or any Subsidiary has a controlling interest and which is organized under the laws of any country other than the U.S. or under the laws of any State or political subdivision of the U.S., but which conducts its principal business activities outside of the U.S.

                  (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under,
(i) any material bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective properties may be bound, (ii) the charter or bylaws of the Company or any of its Subsidiaries, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the

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Company or any of its Subsidiaries or over their respective properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company or any of its Subsidiaries of the transactions herein contemplated, except such as may be required under the Act, the Exchange Act, or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects, and except for any such foreign consents, approvals or authorizations the failure of which to obtain would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise.

                  (e) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, any of its Subsidiaries or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or over their respective officers or properties or otherwise which (i) might result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise or might materially and adversely affect their properties, assets or rights, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of its Subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document by the Act or the Rules and Regulations or by the Exchange Act or the rules and regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or the Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document.

                  (f) All outstanding shares of capital stock of the Company (including the Selling Shareholder Shares) have been duly authorized and validly issued and fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Company's authorized shares consist of 60,000,000 common shares and 1,000,000 preferred shares, of which 23,876,539 common shares and no preferred shares are outstanding as of the date referenced in footnote 1 to the section "Summary - The Offering" in the Registration Statement and as of such date, 26,576,539 common shares and no preferred shares will be outstanding immediately following the Closing; the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Exchange Act or under state or other securities or Blue Sky laws. All issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares and are directly or indirectly owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, except as disclosed in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Prospectus, neither the Company nor any Subsidiary has outstanding any

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options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (g) KPMG Peat Marwick LLP, which has audited the consolidated financial statements of the Company, together with the related notes, as of December 31, 1996 and 1997 and for each of the years in the three (3) years ended December 31, 1997 filed with the Commission as a part of or incorporated by reference into the Registration Statement, which are included or incorporated by reference in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited consolidated financial statements of the Company, together with the related notes, and the unaudited consolidated financial information, forming part of or incorporated by reference into the Registration Statement and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company and its Subsidiaries and combined companies at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related notes, and the unaudited consolidated financial information, filed with the Commission as part of or incorporated by reference into the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included or incorporated by reference in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements presented therein. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Except for the financial statements of Financiere Alma, S.A. and its subsidiaries ("Alma"); Loder, Drew & Associates, Inc.; and Robert Beck & Associates, Inc., which are included or incorporated by reference in the Registration Statement, no other financial statements or schedules are required to be included in the Registration Statement.

                  (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed or contemplated in the Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise, (ii) any transaction that is material to the Company and its Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries considered as one enterprise,
(v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries or (vi) any loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries that has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise.

                  (i) Except as set forth in the Registration Statement and the Prospectus and any Incorporated Document, (i) each of the Company and its Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus and any Incorporated

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

Document as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise, (ii) the agreements to which the Company or any of its Subsidiaries is a party described in the Registration Statement and the Prospectus and any Incorporated Document are valid agreements, enforceable by the Company and its Subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) each of the Company and its Subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and the Prospectus and any Incorporated Document as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and the Prospectus and any Incorporated Document, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                  (j) The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns (other than franchise tax returns which the failure to file would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise) and have paid all taxes and penalties shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's or the Shareholders' knowledge, might be asserted against the Company or any of its Subsidiaries that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise; and all tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

                  (k) The Company and its Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise.

                  (l) To the best of Company's or the Shareholders' knowledge, no labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's and the Shareholders' knowledge, no such agreement is imminent.

                  (m) Each of the Company and its Subsidiaries owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as now conducted and as proposed to be conducted as described in the Registration Statement, the Prospectus and any Incorporated Document in the U.S. and, to the Company's knowledge, outside the U.S.; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise.

                  (n) Except as described in the Registration Statement, the Prospectus and any Incorporated Document, each of the Company and its Subsidiaries have operated and currently operate its business in conformity with all applicable laws, rules and regulations of each jurisdiction in which it is conducting business, except where the failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise. The Company and its Subsidiaries have all licenses, certificates, authorizations, approvals, permits, franchises, orders and consents from all state, federal and other governmental or regulatory authorities (including foreign jurisdictions) which are necessary to the conduct of their businesses, except where the failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise. All of such licenses, certificates, authorizations, approvals, permits, franchises, orders and consents are valid and in full force and effect. Except as described in the Registration Statement, the Prospectus and any Incorporated Document, the Company and its Subsidiaries have fulfilled and performed, and will fulfill and perform, all of their obligations with respect to, and are operating in compliance with, all such licenses, certificates, authorizations, approvals, permits, franchises, orders and consents and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any impairment of the rights of the holder thereof, except to the extent that any such revocation, termination or impairment would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise. Except as set forth in the Registration Statement, the Prospectus and any Incorporated Document, no such licenses, certificates, authorizations, approvals, permits, franchises, orders or consents contain any restrictions that have or may have a material adverse effect on the condition (financial or otherwise), results of operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise. The Company and its Subsidiaries are not aware of any existing or imminent matter the occurrence of which would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise other than as disclosed in the Registration Statement, the Prospectus and any Incorporated Document.

                  (o) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing. The Company has filed in a timely manner all reports and other information required to be filed with the Commission pursuant to the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement.

                  (p) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                  (q) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                  (r) Neither the Company nor any of its Subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (s) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (t) Each person or entity shown on Schedule D hereto has agreed in writing that such person will not, for a period of 90 days from the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to limited partners, shareholders or beneficiaries of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) if such person is an individual, to a member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively such person and/or a member or members of his or her immediate family, provided that each transferee thereof agrees in writing to be bound by the terms of this restriction, or (iv) with the prior written consent of BancBoston Robertson Stephens Inc. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, each such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with the foregoing restrictions. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its directors and shareholders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its directors or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of BancBoston Robertson Stephens Inc.

                  (u) Except as set forth in the Registration Statement, the Prospectus and any Incorporated Document, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus and any Incorporated Document, (iii) the Company will not, to its knowledge, be required to make future material capital expenditures to comply with Environmental Laws and (iv) to the Company's knowledge, no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                  (v) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as required to be disclosed and disclosed in the Registration Statement and the Prospectus or incorporated by reference in any Incorporated Document.

                  (x) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (y) No Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Registration Statement, the Prospectus and any Incorporated Document and except for such limitations that may be contained in the corporate code of the jurisdiction under which such Subsidiary is incorporated.

                  (z) To the best of the Company's and the Shareholders' knowledge, no officer, director or five percent (5%) securityholder of the Company has an "association" or "affiliation" with any member of the NASD within the meaning of Rule 2710 of the NASD's Conduct Rules. The Company does not have an "association" or "affiliation" with any member of the NASD, within the meaning of Rule 2710 of the NASD's Conduct Rules.


                  (aa) ERNST & YOUNG Entrepreneurs Departement d'E&Y Audit, which has audited the consolidated financial statements of Alma, together with the related notes, as of December 31, 1995 and 1996, June 30, 1997 and December 31, 1997 and for each of the years in the two (2) years ended December 31, 1996, for the six months ended June 30, 1997 and for the three months ended December 31, 1997 filed with the Commission as a part of or incorporated by reference into the Registration Statement, which are included or incorporated by reference in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited consolidated financial statements of Alma, together with the related notes, and the unaudited consolidated financial information, forming part of or incorporated by reference into the

Registration Statement and the Prospectus, fairly present in all material respects the financial position and the results of operations of Alma and its Subsidiaries and combined companies at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of Alma, together with the related notes, and the unaudited consolidated financial information, filed with the Commission as part of or incorporated by reference into the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein.



                   (bb) KPMG Peat Marwick LLP, which has audited (i) the financial statements of Loder Drew & Associates ("Loder"), together with the related notes, as of December 31, 1996 and 1997 and for each of the years in the two (2) years ended December 31, 1997, and (ii) the financial statements of Robert Beck & Associates, Inc. ("Beck"), together with the related notes, as of December 31, 1997 and for the year then ended, each of which have been filed with the Commission as a part of or incorporated by reference into the Registration Statement, which are included or incorporated by reference in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited financial statements of Loder and Beck, together with their related notes, and the unaudited financial information, forming part of or incorporated by reference into the Registration Statement and the Prospectus, fairly present in all material respects the financial positions and the results of operations of Loder and Beck at the respective dates and for the respective periods to which they apply; and all audited financial statements of Loder and Beck, together with their related notes, and the unaudited consolidated financial information, filed with the Commission as part of or incorporated by reference into the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein.


         II. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with respect solely to himself or itself with each Underwriter and the Company that:

                  (a) Such Selling Shareholder now has and on the Closing Date, and on any later date on which Option Shares are purchased, will have valid marketable title to the Shares to be sold by such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this Agreement; and upon delivery of such Shares hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain valid marketable title to the Shares purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest pertaining to such Selling Shareholder or such Selling Shareholder's property, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Shareholder.

                  (b) Such Selling Shareholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representatives, an irrevocable Power of Attorney (the "Power of Attorney") appointing ______________ and ____________ as attorneys-in-fact (collectively, the "Attorneys" and individually, an "Attorney") and a Custody Agreement (the "Custody Agreement") with First Union National Bank of North Carolina, as custodian (the "Custodian"); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement on the part of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of such Selling Shareholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(i) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the several Underwriters to such Selling Shareholder as provided in Section 3 hereof, to authorize the delivery of the Selling Shareholder Shares and the Option Shares to be sold by such Selling Shareholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

                  (c) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Shareholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Shareholder of this Agreement and the sale and delivery of the Selling Shareholder Shares and the Option Shares to be sold by such Selling Shareholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Shareholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Shareholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder under this Agreement.

                  (d) For each Selling Shareholder listed on Schedule D hereto, such Selling Shareholder will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such Selling Shareholder or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to limited partners, shareholders or beneficiaries of such Selling Shareholder, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) if such person is an individual, to a member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively such person and/or a member or members of his or her immediate family, provided that each transferee thereof agrees in writing to be bound by the terms of this restriction, or (iv) with the prior written consent of BancBoston Robertson Stephens Inc. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the Selling Shareholder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Such Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such Selling Shareholder except in compliance with the foregoing restrictions.

                  (e) Certificates in negotiable form representing all Shares to be sold by such Selling Shareholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Shareholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

                  (f) This Agreement has been duly authorized by each such Selling Shareholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of or constitute a default under any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder, or any Selling Shareholder Shares or any Option Shares to be sold by such Selling Shareholder hereunder, may be bound or, to the best of such Selling Shareholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Shareholder or over the properties of such Selling Shareholder, or, if such Selling Shareholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Shareholder.

                  (g) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (h) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than in his capacity as an executive officer or director of the Company.

                  (i) All information furnished by or on behalf of such Selling Shareholder relating to such Selling Shareholder and the Selling Shareholder Shares that is contained in the representations and warranties of such Selling Shareholder in such Selling Shareholder's Power of Attorney or set forth in the Registration Statement or the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date, and on any later date on which Option Shares are to be purchased, was or will be, true, correct and complete in all material respects, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) ,and on any later date on which Option Shares are to be purchased, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information, in light of the circumstances under which they were made, not misleading.

                  (j) Such Selling Shareholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, and will advise one of its Attorneys and BancBoston Robertson Stephens Inc. prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, if any statement to be made on behalf of such Selling Shareholder in the certificate contemplated by Section 6(i) would be inaccurate if made as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be.

                  (k) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; such Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Shareholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Prospectus and any Incorporated Document.

                  (l) Such Selling Shareholder is not aware that any of the representations and warranties of the Company set forth in Section 2.I. above is untrue or inaccurate in any material respect.

         3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling

Shareholders, respectively, at a purchase price of $_______ per share, the respective number of Company Shares as hereinafter set forth and Selling Shareholder Shares set forth opposite the names of the Company and the Selling Shareholders in Schedule B hereto. The obligation of each Underwriter to the Company and to each Selling Shareholder shall be to purchase from the Company or such Selling Shareholder that number of Company Shares or Selling Shareholder Shares, as the case may be, which (as nearly as practicable, as determined by you) is in the same proportion to the number of Company Shares or Selling Shareholder Shares, as the case may be, set forth opposite the name of the Company or such Selling Shareholder in Schedule B hereto as the number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 10) is to the total number of Firm Shares to be purchased by all the Underwriters under this Agreement.

                  The certificates in negotiable form for the Selling Shareholder Shares have been placed in custody (for delivery under this Agreement) under the Custody Agreement. Each Selling Shareholder agrees that the certificates for the Selling Shareholder Shares of such Selling Shareholder so held in custody are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody, including the Power of Attorney is to that extent irrevocable and that the obligations of such Selling Shareholder hereunder shall not be terminated by the act of such Selling Shareholder or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event, except as specifically provided herein or in the Custody Agreement. If any Selling Shareholder should die or be incapacitated, or if any other such event should occur, before the delivery of the certificates for the Selling Shareholder Shares hereunder, the Selling Shareholder Shares to be sold by such Selling Shareholder shall, except as specifically provided herein or in the Custody Agreement, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

                  Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of same-day funds, payable to the order of the Company with regard to the Shares being purchased from the Company, and to the order of the Custodian for the respective accounts of the Selling Shareholders with regard to the Shares being purchased from such Selling Shareholders at the offices of Long Aldridge & Norman LLP, 303 Peachtree Street, N.E., Suite 5300, Atlanta, Georgia 30308 (or at such other place as may be agreed upon among the Representatives and the Company), at 7:00 A.M., San Francisco time (a) on the third (3rd) full business day following the first day that Shares are traded, (b) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives. The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

                  It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the

Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

                  After the Registration Statement becomes effective, the several Underwriters intend to make an initial public offering (as such term is described in Section 11 hereof) of the Firm Shares at an initial public offering price of $_______ per share. After the initial public offering, the several Underwriters may, in their discretion, vary the public offering price.

                  The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and under the first, second, sixth, seventh and eighth paragraphs and the table following the first such paragraph under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company and the Selling Shareholders that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4. Further Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph
(7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the reasonable opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine
(9) months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus or the Incorporated Documents, or, prior to the end of the period of time in which a prospectus relating to the Shares is required to be delivered under the Act, file any document which upon filing becomes an Incorporated Document, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

                  (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                  (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

                  (d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first (1st) full business day following the first day that Shares are traded, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus and the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with
Section 10(a)(3) of the Act, and the Incorporated Documents (three of which will include all exhibits,) all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if BancBoston Robertson Stephens Inc., on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

                  (e) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the ninetieth (90th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

                  (f) During a period of five (5) years after the date hereof or such earlier date that the Company is acquired or is a party to a merger where the Company is not the surviving entity and where all of the shareholders of the Company cease to be shareholders, the Company will furnish to its shareholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (ii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders, (iii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (iv) every material press release and every material news item or article in respect of the Company or its affairs which was released to shareholders or prepared by the Company or any of its Subsidiaries, and (v) any additional information of a public nature concerning the Company or its Subsidiaries, or its business which you may reasonably request. During such five (5) year period, if the Company shall have active Subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its Subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant Subsidiary which is not so consolidated.

                  (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (i) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company or any Selling Shareholder to perform any agreement on their respective parts to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 11 (a) hereof, or if the Underwriters shall terminate this Agreement pursuant to Section 11 (b)(i), the Company will reimburse the several Underwriters for all out-of-pocket expenses (including fees and disbursements of Underwriters' Counsel and Underwriters' Canadian counsel) incurred by the Underwriters in investigating or preparing to market or marketing the Shares.

                  (j) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                  (k) During the Lock-up Period, the Company will not, without the prior written consent of BancBoston Robertson Stephens Inc., effect the Disposition of, directly or indirectly, any Securities other than the sale of the Firm Shares and the Option Shares hereunder, the sales of shares of Common Stock pursuant to the exercise of options granted or to be granted under the Company's stock option plan (the "Option Plan"), the issuance of options under the Option Plan, and the issuance of unregistered stock in connection with an acquisition provided that such unregistered stock shall not be freely tradeable within the Lock-up Period.

                  (l) For so long as there are more than one hundred (100) shareholders of record of the Common Stock, the Company shall use its best efforts to maintain the listing of the Common Stock on the Nasdaq National Market for a period of at least five (5) years after the effective date of the Registration Statement.

                  (m) The Company and the Selling Shareholders shall use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company or the Selling Shareholders prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  (n) The Company agrees to enforce (at its expense), for the benefit of the Underwriters and at the request of BancBoston Robertson Stephens Inc., the Lock-Up Agreements and not to waive any condition of any such agreement without the prior written consent of BancBoston Robertson Stephens Inc.

         5. Expenses.

                  (a) The Company and the Selling Shareholders agree with each Underwriter that:

                           (i) The Company will pay and bear all costs and
expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses, the Prospectus and the Incorporated Documents, and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus, the Prospectus, the Incorporated Documents and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel and Canadian counsel in connection with such NASD filings, Blue Sky qualifications and compliance with Canadian securities laws); and all other expenses directly incurred by the Company in connection with the performance of their obligations hereunder. Any additional expenses incurred as a result of the sale of the Shares by the Selling Shareholders will be borne collectively by the Company and the Selling Shareholders as may be agreed between such parties. The provisions of this Section 5(a)(i) are intended to relieve the Underwriters from the payment of the expenses and costs which the Selling Shareholders and the Company hereby agree to pay, but shall not affect any agreement which the Selling Shareholders and the Company may make, or may have made, for the sharing of any of such expenses and costs. Such agreements shall not impair the obligations of the Company and the Selling Shareholders hereunder to the several Underwriters.

                           (ii) In addition to its other obligations under
Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses actually incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                           (iii) In addition to their other obligations under
Section 8(b) hereof, each Selling Shareholder agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof relating to such Selling Shareholder, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses actually incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Shareholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Selling Shareholders, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                  (b) In addition to their other obligations under Section 8(c) hereof, the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(c) hereof, they will reimburse the Company and each Selling Shareholder on a monthly basis for all reasonable legal or other expenses actually incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and each such Selling Shareholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and each such Selling Shareholder shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company and each such Selling Shareholder within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                  (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii), 5(a)(iii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii), 5(a)(iii) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a), 8(b) and 8(c) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(c) hereof.

         6. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the Selling Shareholders herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 2:00 P.M., San Francisco time, on the date following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, any Selling Shareholder or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any Incorporated Document or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

                  (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

                  (d) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, the following opinion of Long Aldridge & Norman LLP, special counsel for the Company and the Selling Shareholders, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                           (i) The Company and each U.S. Subsidiary and each
                  Foreign Subsidiary incorporated under the laws of any state of the U.S. (collectively the "U.S. Incorporated Subsidiaries"), is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                           (ii) The Company and each U.S. Incorporated
                  Subsidiary has the corporate power and authority to own, lease and operate its properties and the Company and each U.S. Subsidiary has the corporate power and authority to conduct its business as described in the Prospectus;

                           (iii) The Company and each U.S. Subsidiary is duly
                  qualified to do business as a foreign corporation in each State or jurisdiction in the U.S. and is in good standing in each jurisdiction in the U.S., if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its Subsidiaries considered as one enterprise. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than those entities disclosed on Schedule C hereto;

                           (iv) The Company's authorized shares consist of
                  60,000,000 common shares and 1,000,000 preferred shares, of which 23,876,539 common shares and no preferred shares are outstanding as of the date referenced in footnote 1 to the section "Summary - The Offering" in the Registration Statement and as of such date, 26,576,539 common shares and no preferred shares will be outstanding immediately following the Closing; the issued and outstanding shares of capital stock of the Company (including the Selling Shareholder Shares) have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

                           (v) All issued and outstanding shares of capital
                  stock of each U.S. Incorporated Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

                           (vi) The Firm Shares and the Option Shares to be
                  issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

                           (vii) The Company has the corporate power and
                  authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Firm Shares to be issued and sold by it hereunder;

                           (viii) This Agreement has been duly authorized by all
                  necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, public policy or by general equitable principles;

                           (ix) The Registration Statement has become effective
                  under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                           (x) The Registration Statement and the Prospectus,
                  and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations; and each of the Incorporated Documents (other than the financial statements (including supporting schedules) and the financial data derived therefrom as to which such counsel need express no opinion) complied when filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) pursuant to the Exchange Act as to form in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be;

                           (xi) The description of the rights and preferences of
                  the Company's common stock included in the section "Description of Capital Stock - Common Stock" contained in the Company's final prospectus dated March 26, 1996, included in the Company's Registration Statement on Form S-1 (Registration Statement No. 333-1086), when read in conjunction with other information contained in the Registration Statement, fairly summarizes in all material respects the rights and preferences of such common stock; provided, however, that such counsel may rely on representations of officers of the Company with respect to the factual matters contained in such statements.

                  The form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with Georgia law in all material respects;

                           (xii) To such counsel's knowledge, there are no
                  agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document which are not described or referred to therein or filed as required;

                           (xiii) The performance of this Agreement and the
                  consummation of the transactions herein contemplated (other than performance of the Company's and Selling Shareholders' indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any material bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable U.S. statute, rule or regulation known to such counsel (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion) or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body in the U.S. having jurisdiction over the Company or any of its Subsidiaries , or over any of their respective properties or operations;

                           (xiv) No consent, approval, authorization or order of
                  or qualification with any court, government or governmental agency or body in the U.S. having jurisdiction over the Company or any of its Subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except (A) such as have been obtained under the Act, or (B) such as may be required by the Nasdaq Stock Market, Inc. or the NASD, the Exchange Act or (C) such as may be required under State or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

                           (xv) To such counsel's knowledge, there are no legal
                  or governmental proceedings pending or threatened against the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus or any Incorporated Document by the Act or the Rules and Regulations or by the Exchange Act or the applicable rules and regulations of the Commission thereunder, other than those described therein;

                           (xvi) To such counsel's knowledge, neither the
                  Company nor any of its U.S. Incorporated Subsidiaries is presently in material violation of its respective charter or bylaws, and, to such counsel's knowledge, neither the Company nor any of its Subsidiaries is presently in material breach of any applicable U.S. statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body in the U.S. having jurisdiction over the Company or any of its Subsidiaries, or over any of their respective properties or operations, other than such failure to qualify to do business in a U.S. state or jurisdiction the failure of which would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise and the failure of which is disclosed on Schedule A hereto;

                           (xvii) To such counsel's knowledge, except as set
                  forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

                           (xviii) Each Selling Shareholder which is not a
                  natural person has full right, power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated herein; the Power of Attorney and Custody Agreement of each Selling Shareholder that is not a natural person has been duly authorized by such Selling Shareholder; the Power of Attorney and Custody Agreement of each Selling Shareholder has been duly executed and delivered by or on behalf of such Selling Shareholder; and the Power of Attorney and Custody Agreement of each Selling Shareholder constitutes the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                           (xix) Each of the Selling Shareholders has full
                  right, power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Shareholder hereunder (it being acknowledged that no such opinion shall be required as to the capacity of any individual Selling Shareholder);

                           (xx) This Agreement has been duly authorized by each
                  Selling Shareholder that is not a natural person and has been duly executed and delivered by or on behalf of each Selling Shareholder;

                           (xxi) Immediately prior to the date of the
                  Registration Statement became effective, each Selling Shareholder was the sole registered or beneficial owner of the Shares being sold by such Shareholder; and upon the delivery of and payment for the Shares to be sold by the Selling Shareholders as contemplated in this Agreement, each of the Underwriters will have acquired all rights of the Selling Shareholders in such Shares free of any adverse claim, any lien in favor of the Company and any restriction on transfer imposed by the Company. In rendering such opinion, such counsel may assume that the Underwriters purchased such shares in good faith and are without notice of any defect in the title of the Shares being purchased from the Selling Shareholders and may assume (if counsel has no actual knowledge to the contrary) the validity and completeness of the representations and warranties of the Selling Shareholders contained in their respective Custody Agreements and Powers of Attorney;

                           (xxii) Neither the Company nor any of its U.S.
                  Incorporated Subsidiaries is, nor will the Company or any of its U.S. Incorporated Subsidiaries become upon the sale of the Shares and the application of the proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds," an "investment company" or a person controlled by an "investment company" within the meaning of the 1940 Act;

                  In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not independently investigated or verified and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and any amendment or supplement thereto, nothing has come to the attention of such counsel which leads them to believe that, (i) the Registration Statement, when such document became effective (but after giving effect to any modification incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date as the case may be (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (ii) the Prospectus, or any supplement thereto, at the date it bears and as of the Closing Date or the Option Closing Date, as the case may be, (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (iii) any Incorporated Document when such document was filed (or, if any amendment with respect to such document was filed, when such amendment was filed) (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                  Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Georgia upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, the Selling Shareholders or officers of the Selling Shareholders (when the Selling Shareholder is not a natural person), and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel. Counsel may deliver its opinion in accordance with the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinion to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                  (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, opinions in form and substance reasonably satisfactory to the Underwriters and to Underwriters' counsel from special counsel for the Company and for the certain Foreign Subsidiaries located or operating in Canada, France, Mexico and the United Kingdom, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

                  (f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Alston & Bird LLP, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                  (g) You shall have received on the date the Registration Statement became effective, the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from KPMG Peat Marwick LLP addressed to the Board of Directors of the Company and to the Underwriters, dated the date the Registration Statement became effective, the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five (5) business days prior to the date the Registration Statement became effective, the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from KPMG Peat Marwick LLP shall be addressed to or for the use of the Board of Directors of the Company and the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations; (ii) set forth their opinion with respect to their audit of the consolidated balance sheets of the Company as of December 31, 1996 and 1997 and related consolidated statements of earnings, shareholders' equity, and cash flows for the years ended December 31, 1995, 1996 and 1997; (iii) set forth their opinion with respect to their audit of the balance sheets of Loder as of December 31, 1996 and 1997 and related statements of earnings, shareholders' equity, and cash flows for the two years ended December 31, 1997; (iv) set forth their opinion with respect to their audit of the balance sheets of Beck as of December 31, 1997 and related statements of earnings, shareholders' equity, and cash flows for the year ended December 31, 1997; and (v) address other matters agreed upon by KPMG Peat Marwick LLP and you. In addition, you shall have received from KPMG Peat Marwick LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of controls, to the extent they deemed necessary in establishing the scope of their audit of the Company's consolidated financial statements as of December 31, 1997, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.


                  (h) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                           (i) The representations and warranties of the Company
                  in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                           (ii) No stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                           (iii) When the Registration Statement became
                  effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, and the Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission or, if amended, as of the date of such amendment thereto, contained all material information required to be included therein by the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

                           (iv) Each Preliminary Prospectus, when filed with the
                  Commission and at all time subsequent thereto up to the delivery of such certificate, conformed in all material respects to the requirements of the Act and the Rules and Regulations as of its date, has not included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, if any such material misstatement or material omission were made, it was corrected in a subsequent Preliminary Prospectus which was publicly distributed to prospective purchasers;

                           (v) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus, and except as disclosed or contemplated in the Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise; and

                           (vi) The Common Stock is registered pursuant to
                  Section 12(g) of the Exchange Act and is listed on Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing. The Company has filed in a timely manner all reports and other information required to be filed with the Commission pursuant to the Exchange Act during the 12 calendar months and any portion of a month immediately preceding the filing of the Registration Statement (or during such shorter period of time that the Company has been subject to the reporting requirements of the Exchange Act).

                  (i) You shall be satisfied that, and you shall have received a certificate, dated the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, from the Attorneys for each Selling Shareholder to the effect that, as of the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, they have not been informed that:

                           (i) The representations and warranties made by such
                  Selling Shareholder herein are not true or correct in any material respect on the Closing Date or on any later date on which Option Shares are to be purchased, as the case may be; or

                           (ii) Such Selling Shareholder has not complied with
                  any obligation or satisfied any condition which is required to be performed or satisfied on the part of such Selling Shareholder at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be.

                  (j) The Company shall have obtained and delivered to you an agreement from each person or entity listed on Schedule D hereto that such person will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to limited partners, shareholders or beneficiaries of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) if such person is an individual, to a member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively such person and/or a member or members of his or her immediate family, provided that each transferee thereof agrees in writing to be bound by the terms of this restriction, or (iv) with the prior written consent of BancBoston Robertson Stephens Inc.

                  The foregoing restriction shall have been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.

                  (k) You shall have received on the date the Registration Statement became effective, the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, a letter from ERNST & YOUNG Entrepreneurs Departement d'E&Y Audit addressed to the Board of Directors of the Company and to the Underwriters, dated the date the Registration Statement became effective, the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (the "E&Y Original Letter"), but carried out to a date not more than five (5) business days prior to the date the Registration Statement became effective, the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the E&Y Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the E&Y Original Letter which are necessary to reflect any changes in the facts described in the E&Y Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of Alma and its Subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The E&Y Original Letter shall be addressed to or for the use of the Board of Directors of the Company and the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their audit of the consolidated balance sheets of Alma as of December 31, 1995 and 1996, June 30, 1997 and December 31, 1997 and related consolidated statements of earnings, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1996, for the six months ended June 30, 1997 and for the three months ended December 31, 1997, and (iii) address other matters agreed upon by ERNST & YOUNG Entrepreneurs Departement d'E&Y Audit and you.

                  (l) The Company and the Selling Shareholders shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company, the Selling Shareholders or officers of the Selling Shareholders (when the Selling Shareholder is not a natural person) as to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein, as to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                  All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company and the Selling Shareholders will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         7. Option Shares.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and certain Selling Shareholders hereby grant to the several Underwriters, severally and not jointly, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to an aggregate of 525,000 Option Shares as set forth on Schedule B hereto at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by the Representatives on behalf of the several Underwriters on one (1) or more occasions in whole or in part during the period of thirty (30) days after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares.

                  Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of same-day funds, payable to the order of the Selling Shareholders. Such delivery and payment shall take place at the offices of Long Aldridge & Norman LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308 or at such other place as may be agreed upon among the Representatives and the Selling Shareholders (i) on the Closing Date, if written notice of the exercise of such option is received by the Selling Shareholders at least two (2) full business days prior to the Closing Date, or
(ii) on a date which shall not be later than the third (3rd) full business day following the date the Selling Shareholders receives written notice of the exercise of such option, if such notice is received by the Selling Shareholders less than two (2) full business days prior to the Closing Date.

                  The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

                  It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

                  (b) Upon exercise of any option provided for in Section 7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company and the Selling Shareholders herein, to the accuracy of the statements of the Company, the Selling Shareholders and officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, to the conditions set forth in Section 6 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company and the Selling Shareholders or the satisfaction of any of the conditions herein contained.

         8. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, including any Incorporated Document or, if amended, any Incorporated Document as so amended, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

                  The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                  (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E or the Bylaws of the NASD) under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of such Selling Shareholder herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, including any Incorporated Document or, if amended, any Incorporated Document as so amended, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Underwriter by such Selling Shareholder, directly or through such Selling Shareholder's representatives, specifically for use in the preparation thereof, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the indemnity agreement provided in this Section 8(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

                  The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which such Selling Shareholder may otherwise have.

                  (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Shareholder may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, including any Incorporated Document or, if amended, any Incorporated Document as so amended, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof, and agrees to reimburse the Company and each such Selling Shareholder for any legal or other expenses reasonably incurred by the Company and each such Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action.

                  The indemnity agreement in this Section 8(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have received an opinion of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with the reasonable fees of appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a), 8(b) or 8(c) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

                  (e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that except as set forth in Section 8(f) hereof, the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company and the Selling Shareholders are responsible for the remaining portion, provided, however that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(e) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter, the Company or any Selling Shareholder within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

                  (f) The liability of each Selling Shareholder under the representations, warranties and agreements contained herein and under the indemnity agreements contained in the provisions of this Section 8 shall be limited to an amount equal to the sum of (i) the public offering price of the Selling Shareholder Shares and Option Shares sold by such Selling Shareholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Shareholder, and (ii) all amounts received by such Selling Shareholders, in addition to amounts received for Selling Shareholder Shares and Option Shares as provided in (i) above, described under the captions "Risk Factors - Offering Benefits to Certain Selling Shareholders" and "Use of Proceeds" contained in the Prospectus. The Company and such Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. For purposes of this paragraph, the term "Selling Shareholders" includes the "Shareholders."

                  (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

         9. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company, the Selling Shareholders and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any Selling Shareholder, or any of their officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

         10. Substitution of Underwriters. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

                  If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four (24) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement, supplements to the Prospectus or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

                  In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 10, neither the Company nor any Selling Shareholder shall be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company, the Selling Shareholders and the other Underwriters for damages, if any, resulting from such default) be liable to the Company or any Selling Shareholder (except to, the extent provided in Sections 5 and 8 hereof).

                  The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

         11. Effective Date of this Agreement and Termination.

                  (a) This Agreement shall become effective at the earlier of
(i) 6:30 A.M., San Francisco time, on the first (lst) full business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 12 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 4(i), 5 and 8 hereof.

                  (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be, (i) if the Company or any Selling Shareholder shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise from that set forth in the Registration Statement or the Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(j), 5 and 8 hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof.

                  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

         12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o BancBoston Robertson Stephens

Inc., 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278, Attention: General Counsel; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to The Profit Recovery Group International, Inc., 2300 Windy Ridge Parkway, Suite 100 North, Atlanta, Georgia 30339-8426, telecopier number (770) 898-2996, Attention: John M. Cook, Chief Executive Officer; if sent to one or more of the Selling Shareholders, such notice shall be sent mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to John M. Cook and John M. Toma, as Attorney-in-Fact for the Selling Shareholders, at The Profit Recovery Group International, Inc., 2300 Windy Ridge Parkway, Suite 100 North, Atlanta, Georgia 30339-8426, telecopier number (770) 898-2996, with a copy to Leonard A. Silverstein, at Long Aldridge & Norman LLP, 303 Peachtree Street, N.E., Suite 5300, Atlanta, Georgia 30308, telecopier number (404) 527-4198.

         13. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and the Selling Shareholders and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

                  In all dealings with the Company and the Selling Shareholders under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company and the Selling Shareholders shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by BancBoston Robertson Stephens Inc. on behalf of you.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         15. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

                  If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Selling Shareholders and the several Underwriters.


                                Very truly yours,

                                THE PROFIT RECOVERY GROUP
                                INTERNATIONAL, INC.


                                By:
                                   ----------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------

                              SELLING SHAREHOLDERS


                              By:
                                 ----------------------------------------------
                                 Attorney-in-Fact for the Selling Shareholders named in Schedule B hereto


                              JOHN M. COOK


                              By:
                                 ----------------------------------------------

Accepted as of the date first above written:

BANCBOSTON ROBERTSON STEPHENS INC.
MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED
HAMBRECHT & QUIST LLC
THE ROBINSON-HUMPHREY COMPANY, LLC
On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.


By:  BANCBOSTON ROBERTSON STEPHENS INC.



By:
   ----------------------------------------------
                  Authorized Signatory

                                   SCHEDULE A
                                                                  Number of
                                                                 Firm Shares
                                                                    To Be
      Underwriters                                                Purchased
      ------------                                                ---------

BancBoston Robertson Stephens Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Hambrecht & Quist LLC
The Robinson-Humphrey Company, LLC






Total                                                             3,500,000
                                                                  =========

                                   SCHEDULE B

                                                                                Number of
                                                                              Company Shares
                                                                                To Be Sold
                                                                                ----------

                                                                  Firm Shares                  Option Shares
                                                                  -----------                  -------------
Company                                                            2,700,000                      191,000


                                                                            Number of Selling
                                                                            Shareholder Shares
             Name of Selling Shareholder                                        To Be Sold
             ---------------------------                                        ----------
                                                                  Firm Shares                  Option Shares
                                                                  -----------                  -------------

Cook Family Limited Partnership                                                                   100,000
John M. Cook 1998 Revocable Trust                                                                 200,000
Cook Family Foundation, Inc.                                                                       34,000
John M. Toma                                                        40,000
Toma Family Limited Partnership                                     13,341
Berkshire Fund III, A Limited Partnership                          730,931
Kevin T. Callaghan                                                   1,385
Clifford Family Foundation Charitable Trust                          4,296
Russell L. Epker                                                     4,296
Ian K. Loring                                                          268
Richard K. Lubin Daughters' Trust dtd 8/18/91 fbo                    2,516
Emily
Richard K. Lubin Daughters' Trust dtd 8/18/91 fbo                    2,516
Kate
Robert J. Small                                                        451
                        Total                                      800,000                        334,000
                                                                 ---------                        -------

                        Total                                    3,500,000                        525,000
                                                                 =========                        =======

                                   SCHEDULE C


                                  Subsidiaries


                 The Profit Recovery Group International I, Inc.
                      The Profit Recovery Group Asia, Inc.
                    The Profit Recovery Group Australia, Inc.
                     The Profit Recovery Group Belgium, Inc.
                     The Profit Recovery Group Canada, Inc.
                     The Profit Recovery Group France, Inc.
                     The Profit Recovery Group Germany, Inc.
                     The Profit Recovery Group Mexico, Inc.
                   The Profit Recovery Group Netherlands, Inc.
                   The Profit Recovery Group New Zealand, Inc.
                  The Profit Recovery Group Singapore PTE LTD.
                  The Profit Recovery Group South Africa, Inc.
                      The Profit Recovery Group U.K., Inc.
                     PRG International Holding Company, Inc.
                                PRG France, S.A.
                              Financiere Alma, S.A.
                             Alma Intervention, S.A.
                             B&F Associes, S.A.R.L.
                           Club Affairs Alma, S.A.R.L.
                      Meridian VAT Reclaim France, S.A.R.L.
                                  Novexel S.A.
                               PRG do Brasil Ltda
                         Robert Beck & Associates, Inc.
                       John E. Flatley & Associates, Inc.
                      Taylor, Blackburn & Associates, Inc.
                   The Profit Recovery Group Switzerland, Inc.

                                   SCHEDULE D


                                  Lock-up List


                              John M. Cook
                              Cook Family Limited Partnership
                              John M. Cook Grantor Retained Annuity Trust
                              M. Lucy Cook Grantor Retained Annuity Trust
                              John M. Toma
                              Toma Family Limited Partnership
                              John M. Toma Grantor Retained Annuity Trust
                              Stanley B. Cohen
                              Stanley B. Cohen Grantor Retained Annuity Trust Jonathan Golden
                              Jonathan Golden Grantor Retained Annuity Trust Fred W.I. Lachotzki
                              Michael A. Lustig
                              Clinton McKellar, Jr.
                              David Brookmire